UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

BTRS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38947	83-3780685
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1009 Lenox Drive, Suite 101 Lawrenceville, New Jersey	08648
(Address of principal executive offices)	(Zip Code)

(609) 235-1010
(Registrant’s telephone number, including area code)
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class 1 Common Stock, $0.0001 par value per share	BTRS	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Class 1 Common Stock at an exercise price of $11.50 per share	BTRSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant's Independent Registered Certified Public Accountant.

As previously announced, the board of directors of BTRS Holdings Inc. (the “Company”) informed Marcum LLP, the Company’s independent registered public accounting firm prior to the transactions contemplated by that certain Business Combination Agreement dated October 18, 2020 (the “Transactions”), that Marcum LLP will be dismissed effective following the completion of our audit for the year ended December 31, 2020, which consists only of the pre-Transactions accounts of BTRS Holdings Inc. (f/k/a South Mountain Merger Corp.).

On March 24, 2021, when we filed our Annual Report on Form 10-K with the Securities and Exchange Comission (the "SEC"), Marcum LLP completed its audit of the consolidated financial statements as of December 31, 2020 and 2019, for the year ended December 31, 2020 and for the period February 28, 2019 (inception) through December 31, 2019 of BTRS Holdings Inc. (f/k/a South Mountain Merger Corp.). Marcum LLP was dismissed as our independent registered public accounting firm on March 24, 2021.

Marcum LLP’s report on the consolidated financial statements as of December 31, 2020 and 2019, for the year ended December 31, 2020 and for the period February 28, 2019 (inception) through December 31, 2019 of BTRS Holdings Inc. (f/k/a South Mountain Merger Corp.) did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope, or accounting principles.

During the fiscal periods ended December 31, 2020 and 2019, and the subsequent interim period through March 24, 2021, the effective date of Marcum LLP’s dismissal, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Marcum LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Marcum LLP’s satisfaction, would have caused Marcum LLP to make reference thereto in its reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

  On January 12, 2021, the Board approved the engagement of BDO USA, LLP (“BDO”) as the Company's independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. BDO served as the independent registered public accounting firm of Factor Systems, Inc. (d/b/a Billtrust) prior to the Transactions. During the period from February 28, 2019 (inception) through December 31, 2020, and the subsequent interim period preceding the engagement of BDO, and through the date of this Current Report on Form 8-K (this “Report”), neither the Company nor anyone on its behalf has previously consulted with BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively).

We have requested that Marcum LLP furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Marcum LLP’s letter, dated March 30, 2021, is attached hereto as Exhibit 16.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
16.1	Letter from Marcum LLP to the SEC, dated March 30, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2021

BTRS HOLDINGS INC.

By:	/s/ Mark Shifke
Mark Shifke
Chief Financial Officer